Exhibit 3.18

EXECUTION COPY

LIMITED LIABILITY COMPANY AGREEMENT

OF

CPI SUBSIDIARY HOLDINGS LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT of CPI Subsidiary Holdings LLC (the “Company”), dated as of the 11th day of February, 2011 (this “Agreement”), is made by Communications & Power Industries, Inc., a Delaware corporation, as the initial sole member of the Company (the “Initial Member”), and by and between the Initial Member and/or any person(s) or entity(ies) subsequently admitted as a member or members of the Company in accordance with the terms hereof (the Initial Member and any such person(s) or entity(ies) being sometimes referred to individually as a “Member” and collectively as the “Members”).

RECITAL

The Company was formed as a limited liability company under the laws of the State of Delaware, and the Initial Member desires to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the “Act”), governing the affairs of the Company and the conduct of its business.

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.

ARTICLE II

THE LIMITED LIABILITY COMPANY

2.1                                 Formation.  The Company was formed as a limited liability company pursuant to the provisions of the Act.  A certificate of formation for the Company as described in Section 18-201 of the Act (the “Certificate of Formation”) has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act.  The Initial Member hereby ratifies and confirms the authority of Robert A. Fickett as an authorized person within the meaning of Sections 18-201 and 18-204 of the Act to execute the Certificate of Formation and to cause it to be so filed.

2.2                                 Name.  The name of the Company is “ CPI Subsidiary Holdings LLC “ and its business shall be carried on in such name with such variations and changes as the Member(s) from time to time shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

2.3                                 Business Purpose; Powers.  The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act.  The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

2.4                                 Registered Office and Agent.  The location of the registered office of the Company shall be 615 South DuPont Highway, Dover, Delaware 19901.  The Company’s Registered Agent at such address shall be National Corporate Research, Ltd.

2.5                                 Term.  The term of the Company commenced on the date of the filing of the Certificate of Formation in the Office of the Secretary of State of the State of Delaware.  Subject to the provisions of Article VII below, the Company shall have perpetual existence.

2.6                                 No State Law Partnership.  The Member(s) intend(s) that for state law purposes the Company not be a partnership (including a limited partnership) or joint venture and that no Member be a partner or joint venturer of any other Member for any purpose.  This Agreement may not be construed to suggest otherwise; though, for the avoidance of doubt, this Section 2.6 shall have no bearing on the classification of the Company for U.S. federal income tax purposes.

2.7                                 Fiscal Year.  The fiscal year of the Company for financial statement and federal income tax purposes shall be determined by a Majority of Members (as defined in Section 3.2).

ARTICLE III

MEMBERS

3.1                                 Members.  The name, address and percentage (“Common Interest Percentage”) of all outstanding Common Interests (as hereinafter defined) of the Member(s) is set forth on Schedule A hereto, which shall be amended from time to time to reflect the admission of new Members, additional capital contributions of Members or the Transfer (as hereinafter defined) of Common Interests of any Member.

3.2                                 Admission of New Members.  Additional persons or entities shall be admitted as Members of the Company only upon the approval of the Member or Members holding, in the aggregate, a majority of the outstanding Common Interests (a “Majority of Members”), subject to receipt by the Company of a written agreement (which may take the form of a counterpart of this

Agreement) executed by such persons or entities proposed to become Members pursuant to which such persons or entities thereby agree to be bound by the terms of this Agreement, at which time such persons or entities shall be bound by this Agreement and admitted as Members.

3.3                                 Actions by Members; Meetings.  A Majority of Members may approve a matter or take any action at a meeting or without a meeting by the written consent of such Majority of Members.  Meetings of Members may be called at any time by a Majority of Members.

3.4                                 No Liability of Members.  All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

3.5                                 Power to Bind the Company.  No Member (acting in its capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except by written approval of a Majority of Members that expressly authorizes such matter and authorizes such Member to bind the Company with respect thereto; provided, however, that the Initial Member (acting in its capacity as such) shall have the authority to bind the Company to any third party with respect to any matter until such time as any new Member is admitted pursuant to the terms hereof at which time the foregoing limitation on the power of the Members to bind the Company shall apply to all Members, including the Initial Member.

ARTICLE IV

MANAGEMENT BY MEMBERS

4.1                                 Management by Members.  The management of the Company is fully reserved to the Member(s), and the Company shall not have “managers,” as that term is used in the Act.  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member(s), who shall make all decisions and take all actions for the Company.  In managing the business and affairs of the Company and exercising its powers, the Member(s) may act through resolutions adopted in written consents signed by a Majority of Members, or through agreements or other instruments signed by a Majority of Members and reciting or setting forth the approval or consent of a Majority of Members.  Decisions or actions taken by a Majority of Members in accordance with this Agreement shall constitute decisions or action by the Company and shall be binding on the Company.

4.2                                 Officers and Related Persons.  Without limitation of Section 4.1, a Majority of Members shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as a Majority of Members deem appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.  The Initial Member shall have the right to appoint the initial Officers.  The names of the initial Officers are set forth on Exhibit

A, as such may be reasonably promptly amended from time to time to reflect any appointment or termination of Officers pursuant to the terms of this Article IV.

ARTICLE V

CAPITAL STRUCTURE AND CONTRIBUTIONS; CAPITAL ACCOUNTS

5.1                                 Capital Structure.  The capital structure of the Company shall consist of one class of common interests (the “Common Interests”).  All Common Interests shall be identical with each other in every respect.

5.2                                 Capital Contributions.  From time to time, the Member(s) may determine that the Company requires capital and may make capital contribution(s) in an amount determined by a Majority of Members.  In accordance with Section 18-301(d) of the Act, the Initial Member and any additional Member may be admitted to the Company as a Member and may receive Common Interests without making a contribution or being obligated to make a contribution to the Company.

5.3                                 Transfer of Common Interest.  A transferee (pursuant to a Transfer in accordance with the terms of this Agreement) of all (or a portion) of a Common Interest will succeed to the Capital Account (or portion of the Capital Account) attributable to the Transferred Common Interest.

ARTICLE VI

PROFITS, LOSSES AND DISTRIBUTIONS

6.1                                 Profits and Losses.  For financial accounting purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by a Majority of Members.

6.2                                 Distributions.  A Majority of Members shall determine when cash or other Company assets are available for distribution to the Member(s) in compliance with the Act, and the amount, if any, to be distributed to the Member(s), and shall authorize and distribute on the Common Interests to the Member(s), pro rata in proportion to its (their) respective Common Interest Percentages, the determined amount when, as and if declared by a Majority of Members.

ARTICLE VII

ADMINISTRATIVE PROVISIONS

7.1                                 Accounting Method.  The accounting for purposes of the Company shall be in accordance with accounting principles determined by the Manager.

7.2                                 Entity Classification.  For U.S. federal income tax purposes, the Company shall be disregarded as an entity separate from its owner within the meaning of Treasury Regulation §301.7701-3 and shall not make an election to be classified as a corporation.

ARTICLE VIII

EVENTS OF DISSOLUTION OF THE COMPANY

8.1                                 Dissolution.  The Company shall dissolve, and its affairs shall be wound up only upon the first to occur of the following:  (i) the written consent of the Members or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act or (iii) at any time there is no member of the Company unless the Company is continued in accordance with the Act.  The Members shall continue to be allocated profit and loss, in the manner set forth in Section 6.1 during the liquidation.  The proceeds from liquidation of Company assets shall be applied as follows:

(1)                                  satisfaction (whether by payment or the making of reasonable provision for payment) of debts of the Company other than to the Members;

(2)                                  to payment of amounts owed to the Members for amounts borrowed from and not repaid to the Members; and

(3)                                  to the Members.

8.2                                 Gains or Losses in Winding-Up.  Any gain or loss on disposition of Company properties in the process of liquidation shall be credited or charged to the Members in the manner set forth in Section 6.1.  Any property distributed in kind in the liquidation of the Company shall be valued and treated as though the property were sold and the cash proceeds were distributed.  The difference between the value of the property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited or charged to the Members in the manner set forth in Section 6.1.

8.3                                 Termination.  The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Members in the manner provided for in this Article VIII, and the certificate of formation of the Company in effect as of the date thereof shall have been canceled in the manner required by the Act.

ARTICLE IX

TRANSFER OF INTERESTS IN THE COMPANY

A Member may sell, assign, transfer, convey, gift, exchange or otherwise dispose of (each, a “Transfer”) any or all of its Common Interests and, subject to Section 3.2, upon receipt by the Company of a written agreement (which may take the form of a counterpart of this Agreement) executed by the person or entity to whom such Common Interests are to be

Transferred pursuant to which such person or entity thereby agrees to be bound by the terms of this Agreement, such person or entity shall be bound by this Agreement and admitted as a Member.  A Member shall automatically cease to be deemed a Member under this Agreement (an “Exiting Member”) in the event that (i) such Member has Transferred all Common Interests held by such Member, in one or a series of transactions and in accordance with the terms hereof, to other persons or entities and (ii) if one or more of the following is true: (x) at least one transferee of such Transferred Common Interests is already a Member, (y) a Member other than the Exiting Member is in existence or (z) at least one transferee of such Transferred Common Interests has been admitted as a Member pursuant to the preceding sentence.

ARTICLE X

EXCULPATION AND INDEMNIFICATION

10.1                           Exculpation.  Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, neither the Member(s), nor any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of any of the Member(s), nor any officer, employee, representative or agent of the Company (individually, a “Covered Person” and, collectively, the “Covered Persons”), shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

10.2                           Indemnification.  To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs.  A Covered Person shall not be entitled to indemnification under this Section 9.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by a Majority of Members.  Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 9.2.

10.3                           Amendments.  Any repeal or modification of this Article IX pursuant to Section 10.2 hereof shall not adversely affect any rights of such Covered Person pursuant to this Article IX, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE XI

MISCELLANEOUS

11.1                           Amendments.  Except as otherwise provided in this Agreement, amendments to this Agreement and to the Certificate of Formation shall be approved in writing by a Majority of Members.  An amendment shall become effective as of the date specified in the approval of a Majority of Members, or if none is specified, as of the date of such approval or as otherwise provided in the Act.

11.2                           Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member(s) regarding this Agreement.  Otherwise, any invalid or unenforceable provision shall be replaced by a Majority of Members with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

11.3                           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.  In particular, this Agreement shall be construed to the maximum extent possible to comply with all the terms and conditions of the Act.

11.4                           Successors; Counterparts.  Subject to Section 3.2 and Article VIII, this Agreement (a) shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Member(s) and (b) may be executed in counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day first above written.

INITIAL MEMBER:

COMMUNICATIONS & POWER INDUSTRIES, INC.

By:	/s/ Robert A. Fickett
Name: Robert A. Fickett
Title: Authorized Signatory

[Signature Page to CPI Subsidiary Holdings LLC Agreement]

Schedule A

CPI Subsidiary Holdings LLC

Name and Address of Member(s)	Common Interest Percentage

Communications & Power Industries, Inc. 811 Hansen Way Palo Alto, CA 94303	100%

A-1

Exhibit A

Initial Officers

Officer	Title
Robert A. Fickett	President & Treasurer
Joel A. Littman	Secretary

A-1